Exhibit 99.1

Talos Energy Announces Commencement of Underwritten Public Offering of Common Stock

Houston, Texas, January 17, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that it has commenced an underwritten public offering of $300.0 million of shares of its common stock, par value $0.01 per share (“common stock”). The Company expects to grant the underwriters a 30-day option to purchase $45.0 million of additional shares of its common stock.

The Company intends to use the net proceeds from this offering to fund a portion of the previously announced acquisition of QuarterNorth Energy Inc. (the “QuarterNorth Acquisition”). In the event that the QuarterNorth Acquisition is not completed, the proceeds from this offering will be used for general corporate purposes.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Mizuho are acting as joint book-running managers and representatives of the underwriters and Citigroup, Morgan Stanley, Capital One Securities, Inc., DNB Markets, Inc., KeyBanc Capital Markets Inc. and Regions Securities LLC are also acting as joint book-running managers.

The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on June 14, 2022. The preliminary prospectus supplement, and accompanying base prospectus, relating to the offering, and a final prospectus supplement, when available, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, and accompanying base prospectus, relating to the offering, and the final prospectus supplement, when available, may be obtained by sending a request to: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; Mizuho Securities USA LLC, ATTN: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020, telephone: (212) 205-7600, or by emailing US-ECM@mizuhogroup.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely and efficiently maximizing long-term value through its Upstream Exploration & Production and Low Carbon Solutions businesses. We currently operate in the United States and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while developing opportunities to reduce industrial emissions through carbon capture and storage projects along the U.S. Gulf Coast.

INVESTOR RELATIONS CONTACT

investor@talosenergy.com

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002
4860-2881-7560v.7

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ability to consummate the proposed transaction with QuarterNorth Energy, Inc. on the terms currently contemplated, the anticipated future performance of the combined company, risks and uncertainties related to economic, market or business conditions, satisfaction of customary closing conditions related to the proposed offering, and the other risks discussed in “Risk Factors” in the Registration Statement on Form S-3, our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission and our other filings with the SEC, all of which can be accessed at the SEC’s website at www.sec.gov.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002
4860-2881-7560v.7